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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of NetRatings, Inc. for the registration of 4,711,751 shares of its common stock, of our report dated January 19, 2001, with respect to the financial statements of NetRatings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /S/ ERNST & YOUNG LLP

Palo Alto, California
November 21, 2001